UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 30, 2007

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021

(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134

(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers

On January 30, 2007, Mr. John Dasburg announced his resignation from the Board of Directors effective January 30, 2007. Mr. Dasburg had previously notified the Company on September 14, 2006 that he would not stand for re-election at the Company’s 2007 annual shareholders’ meeting and the Company previously disclosed that he did not intend to stand for re-election on a Current Report on Form 8-K filed on September 15, 2006. Mr. Dasburg advised the Company that his decision not to stand for re-election was not caused by any disagreement relating to the Company’s operations, policies or practices. In connection with the resignation the Board also approved a resolution decreasing the number of Directors from ten (10) to nine (9).

Item 5.02 – Compensatory Arrangements of Certain Officers

On January 30, 2007, the Board of Directors of WCI Communities, Inc. approved a $200,000 discretionary bonus award for David L. Fry, Senior Vice President and Chief Operating Officer of Traditional Homebuilding and Real Estate Services.

Item 5.02 – Compensatory Arrangements of Certain Officers

On January 30, 2007, The Board of Directors of WCI Communities Inc. (the “Company”) approved the entering into of a Severance and Non Solicitation Agreement (“Agreement”) with Christopher J. Hanlon, Chief Operating Officer/Tower Homebuilding and Senior Vice President (“Executive”) responsible for the Company’s Tower operations nation wide. The key provisions of the Agreement provide that: (1) if within twelve (12) months following a “Change in Control” (as defined in the Agreement) the Executive’s employment is terminated by the Company other than for “Cause” (as defined in the Agreement), or if within such twelve (12) month period Executive terminates his employment with the Company for “Good Reason” (as defined in the Agreement), then Executive will be entitled to receive severance equal to six (6) months of Executive’s base salary, payable in six (6) equal monthly installments, provided that for a period of twelve (12) months following his date of termination Executive does not breach his obligation not to solicit any person who was an employee of, or consultant to, the Company at any time within 3 months prior to termination, to accept employment with Executive or Executive’s new employer, and (2) in the event of a termination of Executive’s employment with Company by the Company other than for “Cause”, or the termination of such employment by Executive for “Good Reason”, in either case within twelve (12) months following a “Change in Control”, then Executive shall have an option to obtain non-compete compensation equal to twelve (12) months of base salary, payable in twelve (12) equal monthly installments, provided that Executive, within 14 days of such termination, executes, and remains in compliance with, a non-compete agreement which provides that Executive shall not compete with the Company for a period of nine (9) months following his date of termination. It is a condition of payment of the severance and non-compete compensation that Executive execute a release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen Title: Vice President

Date: February 5, 2007